                   STOCK TRANSFER AND SHAREHOLDERS AGREEMENT


         THIS AGREEMENT dated as of September 30, 1996 (this "Agreement") is among TRIGEN ENERGY CORPORATION ("Trigen"), Trigen's wholly owned subsidiary, TRIGEN LINDBERGH CORPORATION ("TLC"; Trigen and TLC, collectively, the "Trigen Entities"), and TRUST COMPANY OF THE WEST, not in its individual capacity but only as trustee of the trust established pursuant to an Individual Trust Agreement dated as of January 1, 1987, as amended (the "Trust Agreement"), between The Boilermaker-Blacksmith National Pension Trust and itself ("TCW").

         WHEREAS, TLC entered into a Securities Purchase Agreement with TCW dated as of November 18, 1993 (the "Securities Agreement") pursuant to which TCW purchased notes of TLC due 2008 in the aggregate principal amount of $12,000,000 (the "Notes");

         WHEREAS, Trigen intends to deliver to TCW on behalf of TLC 200,000 shares of its common stock, par value $.01 per share ("Trigen Shares"), together with $4,500,977.41 in cash, as payment in full of the remaining outstanding indebtedness of TLC on the Notes as described in TLC's notice of prepayment dated September 23, 1996; and

         WHEREAS, TCW is willing to permit such unscheduled prepayment in full of the Notes on the terms and conditions set forth herein.

         NOW, THEREFORE, Trigen, TLC and TCW agree as follows:

         1. CERTAIN DEFINITIONS. Capitalized terms used herein without definition have the meanings given them in the Securities Agreement.

         "Person" means any individual, partnership, joint venture, corporation, association, trust, government (or any department, division or agency thereof) or any other entity.

         "Registration Expenses" means all fees and expenses other than commissions or brokerage fees in connection with or compliance with this Agreement, including without limitation, transfer taxes and the reasonable fees and expenses of legal counsel to TCW, and all expenses incurred by Trigen in preparing and filing a Registration Statement with respect to the Trigen Shares, including but not limited to all registration and filing fees, the fees and expenses of the counsel and accountants for Trigen (including the expenses of any "cold comfort" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of Trigen incident to the preparation, printing and filing of a Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the prospectus included therein, the costs and expenses incurred by Trigen in connection with the qualification of the Trigen Shares under the state securities or blue sky laws of various jurisdictions, the costs and expenses of listing the Trigen Shares for trading on the New York Stock Exchange, and management resources and time.

         2. CLOSING OF TRANSACTION. Subject to the terms and conditions hereof, Trigen will deliver to TCW, and TCW agrees to accept, the Trigen Shares, together with $4,500,977.41 in cash (the "Payoff Amount"), as payment in full of the remaining outstanding indebtedness of TLC on the Notes as described in its notice of prepayment dated September 23, 1996. The closing hereunder (the "Closing") shall take place on September 30, 1996 (the "Closing Date"), at such time and place as the parties mutually agree. On the Closing Date, Trigen shall make a voluntary prepayment on behalf of TLC in accordance with Section 2.5C(i)(b) of the Securities Agreement, including a yield maintenance premium calculated as of September 30, 1996. On the Closing Date, subject to the terms and conditions hereof, Trigen will tender the Trigen Shares and transfer cash in an amount equal to the Payoff Amount in immediately available funds to the account designated by TCW in Section 2.5D of the Securities Agreement, against delivery by TCW of the cancelled Notes and the stock certificate of TLC held as collateral by TCW. On the Closing Date, upon payment of the Payoff Amount to TCW and delivery of the Trigen Shares to TCW, all liens of TCW under the Securities Agreement shall be hereby terminated. TCW will take all actions reasonably requested by Trigen to effect the release of Collateral. It is a condition to the obligations of TCW under this Agreement, that on the Closing Date Trigen shall cause to be delivered to TCW one or more legal opinions from counsel to Trigen acceptable to TCW covering the matters set forth in Annex A hereto. Each party is relying on the representations, warranties and covenants of the other party in consummating the transactions contemplated hereby.

         3.       AGREEMENTS.

         3.1 TCW Registration Rights. Trigen will prepare and file on or after the Closing Date, but in any event by October 31, 1996 ("Filing Date"), a registration statement (the "Registration Statement"), including a prospectus (the "Prospectus"), on Form S-3 or another appropriate form under the Securities Act of 1933, as amended ("Securities Act"), which shall be available for the sale of the Trigen Shares in accordance with the intended method or methods of distribution (a "TCW Registration"). TCW shall be entitled to one TCW Registration that has been declared effective and maintained continuously effective until all Trigen Shares have been sold, but in no event shall Trigen be obligated to keep the Registration Statement effective for more than 365 days. Trigen shall bear all Registration Expenses relating to a TCW Registration.

         3.2 Additional Payments. The Trigen Entities agree that, in exchange for entering into this Agreement and consummating the transactions contemplated hereby, TCW will be entitled to additional payments for each day after the Filing Date that TCW holds the Trigen Shares. Accordingly, the Trigen Entities agree to pay to TCW, in addition to amounts otherwise due under this Agreement, an additional amount of cash equal to $0.0072774 per Trigen Share for each day each such Trigen Share is held by TCW after the Filing Date. The Trigen Entities shall pay any such amounts on each March 31, June 30, September 30 and December 31 and each date on which TCW sells Trigen Shares. References to TCW in this Agreement include its successors and permitted assigns.

         3.3      Transfers of Trigen Shares by TCW: Price Protection.

                  (a) Promptly upon effectiveness of the Registration Statement, TCW shall use reasonable efforts, consistent with its fiduciary duties and prudent business judgment, promptly to consummate one or more sales pursuant to the Registration Statement for the acquisition by one or more Persons of the Trigen Shares. Upon the consummation of a public sale such shares shall be free and clear of the restrictions of this Agreement and the new holder of such shares shall have no obligations, and be prohibited from claiming any benefits, arising hereunder from the holding of such shares.

                  (b) If any of the Trigen Shares are sold pursuant to a TCW Registration for a net per share price, after deducting commissions or brokerage fees or other expenses, if any, payable by TCW, less than $21.25 (as such price per share shall be adjusted to reflect stock splits, combinations, dividends, mergers or reorganizations or other like events), the Trigen Entities shall pay TCW, its successors or permitted assigns within 10 days after the sale of such Trigen Shares an amount equal to such difference. The obligations of the Trigen Entities under this Section 3.3(b) shall expire on the 366th day that the Registration Statement has been effective.

         3.4 Registration Procedures. Trigen will, as expeditiously as practicable:

                  (a) prepare and file a Registration Statement as soon as practicable after the Closing Date, but in any event prior to the Filing Date and use its best efforts to cause such Registration Statement to become effective and prepare and file such amendments and post effective amendments as may be necessary to keep each Registration Statement effective for such period as required for all Trigen Shares to be sold and prior to filing any thereof provide TCW and its counsel with an opportunity to review all documents to be filed, which review will be effected as promptly as practicable;

                  (b) notify TCW and its counsel promptly when the Registration Statement or any post-effective amendment has become effective, when a Prospectus or supplement or amendment has been filed, of the issuance of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, of receipt of notice of suspension of qualification in any jurisdiction and of the happening of any event which makes any statement made in the Registration Statement untrue or which requires the making of any changes in the Registration Statement in order to make the statements therein not misleading;

                  (c) deliver to TCW and its counsel one signed copy of the Registration Statement and each amendment thereto and as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as may be reasonably requested and consent to their use in connection with the offering and sale of the Trigen Shares;

                  (d) prior to the public offering of Trigen Shares, use its best efforts to register or qualify, or cooperate with TCW and its counsel in connection with the registration or qualification of, such Trigen Shares for offer and sale under the securities or blue sky laws of such jurisdictions as appropriate, and maintain the effectiveness of such registration or qualification for such period as required for all Trigen Shares to be sold, and do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Trigen Shares; provided that Trigen will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (e) use its best efforts to cause the Trigen Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Trigen to enable the buyers thereof to consummate the disposition of such Trigen Shares,

                  (f) cause all Trigen Shares covered by any Registration Statement to be listed on the New York Stock Exchange;

                  (g) to the extent reasonably required for the satisfaction of any due diligence obligations, make available for inspection by TCW, all financial and other records, pertinent corporate documents and properties of Trigen; provided that any records, information or documents that are designated by Trigen in writing as confidential shall be kept confidential by TCW unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction or they become public without violation by TCW of its obligation hereunder;

                  (h) comply with all applicable rules and regulations of the Securities and Exchange Commission and make generally available to its securityholders earning statements satisfying the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of Trigen after the effective date of a Registration Statement, which statements shall cover said 12-month periods; and

                  (i) upon the occurrence of any event that makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Trigen Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         If notified of any suspension of effectiveness of the Registration Statement or of the qualification of Trigen Shares for sale, TCW agrees that, upon receipt of such notice, TCW will discontinue disposition pursuant to the Registration Statement until receipt of copies of the supplemented or amended Prospectus, or until advised in writing by Trigen that the use of the Prospectus may be resumed.

         3.5      Indemnification.

                  (a) Trigen agrees to indemnify, to the fullest extent permitted by law, TCW, its Affiliates and each Person who controls TCW, and the partners, advisors and employees of each thereof, against all losses, claims, damages, liabilities and expenses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are contained in any information with respect to TCW furnished in writing to Trigen by TCW or its representative.

                  (b) In connection with the Registration Statement, TCW will furnish to Trigen in writing such information with respect to TCW as Trigen reasonably requests and agrees to indemnify, to the fullest extent permitted by law, Trigen, its Affiliates, the directors, officers and employees of Trigen signing the Registration Statement and each Person who controls Trigen against any losses, claims, damages, liabilities and expenses, as incurred, arising out of or based upon any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement or Prospectus or preliminary Prospectus (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information with respect to TCW so furnished in writing by TCW specifically for inclusion therein. In no event shall TCW's obligation hereunder be greater than the net proceeds received by TCW upon the sale of Trigen Shares giving rise to such obligation.

                  (c) Any Person entitled to indemnification hereunder will:

                           (i) give prompt written notice to the indemnifying
                  party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party will claim indemnification or contribution pursuant to this Agreement; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under subsections (a) and (b) above, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and

                           (ii) permit such indemnifying party to assume the
                  defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (1) the indemnifying party agrees to pay such fees and expenses; or (2) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying party or an Affiliate of the indemnifying party and such indemnified parties, and the indemnifying party shall have been advised in writing by counsel that there may be one or more material defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying party, in which case, if such indemnified party or parties notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party, it being understood, however, that, unless there exists a conflict among indemnified parties, the indemnifying party shall not, in connection with any one such proceeding be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties, or for fees and expenses that are not reasonable. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld).

                  (d) If for any reason the indemnification provided in the preceding subsections is unavailable to an indemnified party as contemplated or is insufficient to hold such indemnified party harmless as contemplated herein, then the indemnifying party in lieu of indemnification shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this
         Section 3.5(d), TCW shall not be required to contribute any amount in excess of the amount by which the total price at which the Trigen Shares sold by TCW and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the parties under this Section 3.5 shall be in addition to any liability each indemnifying Person may otherwise have.

         4.       REPRESENTATIONS AND WARRANTIES

         4.1 Ownership of Trigen Shares. Each Trigen Entity hereby represents that the Trigen Shares to be transferred to TCW hereunder at the Closing Date are duly authorized to be issued and, upon issuance in accordance with Section 2, will be validly issued, fully paid and non-assessable and shall be owned by TCW free and clear of any lien, claim, option, security interest or other encumbrance created by, or arising as a result of actions or omissions by, Trigen or any of its Affiliates.

         4.2 Authority of Trigen Entities. Each Trigen Entity hereby represents that: (i) it has full power and authority to execute this Agreement and to consummate the transactions contemplated hereby; (ii) the execution and delivery of this Agreement by such Trigen Entity, the performance and compliance with all the terms and conditions hereof to be performed and complied with by such Trigen Entity, and the consummation by such Trigen Entity of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of such Trigen Entity; (iii) this Agreement has been duly and validly executed and delivered by such Trigen Entity and constitutes the valid and binding obligation of such Trigen Entity enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application affecting enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether asserted in a proceeding in equity or at law; (iv) no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority (foreign or domestic) or other third party on the part of such Trigen Entity is necessary for the execution and delivery of this Agreement by such Trigen Entity and the delivery of the Trigen Shares to be sold by it hereunder or for the performance by it of any of the terms or conditions hereof; and (v) the offer, issuance and sale of the Trigen Shares to TCW in accordance with the terms of this Agreement are not required to be registered under the Securities Act or required to be registered or qualified under any state securities or blue sky laws.

         4.3 No Conflict. Each Trigen Entity hereby represents that the execution, delivery and performance by such Trigen Entity of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, violate or cause a breach of (i) the Certificate of Incorporation or Bylaws of such Trigen Entity, (ii) any material contractual obligation to which such Trigen Entity is a party or (iii) any applicable law, or any regulation, judgment, order or decree binding on such Trigen Entity or its properties.

         4.4 Compliance With Obligations. Each Trigen Entity hereby represents that it is in compliance in all material respects with all of its obligations under any material contracts to which it is a party or by which it is bound.

         4.5 Full Disclosure. Each Trigen Entity hereby represents that this Agreement does not contain any untrue statement by such Trigen Entity of a material fact or omit to state a material fact necessary in order to make the statements contained herein not misleading. Each Trigen Entity hereby represents that there is no fact which materially adversely affects, or will materially adversely affect, such Trigen Entity's business and operations, which has not been set forth in this Agreement or in any regular filings with the Securities and Exchange Commission or otherwise has been disclosed in writing to TCW by such Trigen Entity.

         4.6 Authority of TCW. TCW hereby represents that: (i) it has full power and authority to execute this Agreement and to consummate the transactions contemplated hereby; (ii) the execution and delivery of this Agreement by TCW, the performance and compliance with all the terms and conditions hereof to be performed and complied with by TCW, and the consummation by TCW of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of TCW and do not contravene the Trust Agreement; and (iii) this Agreement has been duly and validly executed and delivered by TCW and constitutes the valid and binding obligation of TCW enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application affecting enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

         4.7 Investment Representations. TCW hereby represents that: (i) it acknowledges and understands that the Trigen Shares have not been registered under the Securities Act or under any state securities laws in reliance upon exemptions provided thereunder and the representations and warranties contained herein are being relied upon by Trigen as a basis for the exemption of the offer and sale of the Trigen Shares pursuant to this Agreement under the registration requirements of the Securities Act and any applicable state securities laws; (ii) it acknowledges that it is acquiring the Trigen Shares for its account solely in its capacity as trustee under the Trust Agreement;
(iii) it understands and agrees that the Trigen Shares must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities laws or regulations or an exemption from registration under the Securities Act and such other laws is available; (iv) it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act; (v) it has been furnished and reviewed all materials it has requested about Trigen and the Trigen Shares and has had an opportunity to ask questions of and receive answers from the officers of Trigen about the offering and the

Trigen Shares and the business and financial condition of Trigen; and
(vi) it acknowledges that in purchasing Trigen Shares being purchased by it pursuant to this Agreement, it has relied to the extent it has determined to be necessary on its own advisors as to financial, tax, legal and related matters and not on advice with respect to such matters from Trigen or its tax, legal, financial or other advisors.

         4.8 No Broker. Each party represents and warrants to the other that it has not dealt with any broker, finder or financial advisor, other than any financial advisor whose fees and expenses shall be paid by the party who retained same, in connection with the Closing, and each party covenants that it will indemnify and hold the other harmless in respect of any commission, fee, judgment or expense of any nature and kind which it may become liable to pay by reason of any claim by or on behalf of any broker, finder or financial advisor based on any action taken or communication made by such party in connection with the Closing or any litigation or similar proceeding arising from any such claim.

         5.       MISCELLANEOUS

         5.1 Expenses. The Trigen Entities shall bear all expenses and legal fees of the Trigen Entities and TCW incurred in connection with the transactions contemplated by this Agreement.

         5.2 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as the other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         5.3 Representations and Warranties. All representations and warranties made hereunder by any party shall be deemed to have been made again at and as of the Closing Date and shall survive the execution and delivery of this Agreement and the payment for and delivery of the Trigen Shares.

         5.4 Late Payments. Any overdue payments under this Agreement shall bear interest from the date on which payment was due until the date on which payment is made at an annual rate of 12.5% per annum, based on a year comprised of 365 days.

         5.5 Entire Agreement; Amendments. This Agreement constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior written and oral agreements with respect thereto, and may be waived, changed, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

         5.6 Remedies. In the event of a breach by Trigen of any of its obligations under this Agreement, TCW in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.
         5.7 No Inconsistent Agreements. Trigen has not as of the date hereof entered, nor shall Trigen, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to TCW in this Agreement or otherwise conflicts with the provisions hereof.

         5.8 Adjustments Affecting Registrable Securities. Trigen shall not directly or indirectly, take any action with respect to the Trigen Shares as a class that would adversely affect the ability of TCW to include such Trigen Shares in a registration undertaken pursuant to this Agreement.

         5.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

         5.10 Interpretation. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         5.11 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each party shall be as set forth below its name on the signature page, or such other address as shall be designated by such party in a written notice delivered to the other party.

         5.12 Counterparts. This Agreement may be executed with counterpart signature pages or in two or more counterparts, each of which shall be deemed an original.

         5.13 Assignment. This Agreement may not be assigned by Trigen and may not be assigned by TCW or its successors or permitted assigns except that, after September 30, 1997, so long as the Registration Statement is not effective, TCW may assign this Agreement to any Person who purchases any Trigen Shares from TCW or its successors or permitted assigns in a private transaction not pursuant to a TCW Registration. All covenants and agreements in this Agreement by or on behalf of either of the parties hereto shall bind and inure to the benefit of their successors and permitted assigns.

         5.14 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                TRUST COMPANY OF THE WEST,
                                not in its individual
                                capacity but only as
                                trustee of the trust
                                established pursuant to an
                                Individual Trust Agreement
                                dated as of January 31,
                                1987, as amended, between
                                The Boilermaker-Blacksmith
                                National Pension Trust and
                                itself


                                By: /s/ Brian J. Daly
                                    _________________________________
                                Title: Vice President

                                Notice Address:
                                200 Park Avenue, Suite 2200
                                New York, New York  10166
                                Telecopier No.:  212/297-4066
                                Attn:  Brian J. Daly

                                TRIGEN ENERGY CORPORATION


                                By: /s/ S. T. Ward
                                    __________________________________
                                Title: Treasurer

                                Notice Address:
                                1 Water Street
                                White Plains, New York  10601
                                Telecopier No.:  914/948-9157
                                Attn:  Treasurer

                                TRIGEN LINDBERGH CORPORATION


                                By: /s/ S. T. Ward
                                    __________________________________
                                Title: Treasurer

                                Notice Address:
                                c/o Trigen Energy Corporation
                                1 Water Street
                                White Plains, New York  10601
                                Telecopier No.:  914/948-9157
                                Attn:  Treasurer



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